SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                    Proxy Statement Pursuant To Section 14(a)
                     Of The Securities Exchange Act Of 1934



|X|      Filed by the Registrant
|_|      Filed by a Party other than the Registrant

Check the appropriate box:
|_|      Preliminary Proxy Statement
|_|      Confidential, Use of the Commission Only (as permitted by Rule 14a-6(e)
         (2))Proxy Statement
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                           SOS STAFFING SERVICES, INC.
     ----------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


     ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
         2)       Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4)       Proposed maximum aggregate value of transaction:
         5)       Total fee paid:

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:

                                      PROXY

                           SOS STAFFING SERVICES, INC.
                             1415 SOUTH MAIN STREET
                            SALT LAKE CITY, UT 84115
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard D. Reinhold, Howard W. Scott, Jr. and John K. Morrison, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock, $.01 par value, of SOS Staffing Services, Inc., a Utah corporation (the "Company"), held of record by the undersigned on March 31, 1997 at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Doubletree Hotel, Seminar Theater Room, 255 South West Temple, Salt Lake City, Utah 84101, on May 14, 1997, at 1:30 p.m., Mountain Daylight Time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS, each to serve a term of three years expiring at the annual meeting of shareholders of the Company to be held in 2000 and until their respective successors shall be duly elected and shall qualify.

         [ ] FOR  all  nominees  listed  below (except as marked to the contrary below).
         [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

    (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

       R. THAYNE ROBSON       HOWARD W. SCOTT,       JR. RICHARD J. TRIPP
- - - - - - - - - - - - - - - - - - (fold here) - - - -- - - - - - - - - - - - -
2. PROPOSAL TO AMEND THE COMPANY'S 1995 STOCK INCENTIVE PLAN (the "Incentive Plan") to increase the number of shares available for issuance upon the exercise of options granted under the Incentive Plan to 800,000 shares.

          [ ] FOR                 [ ] AGAINST                [ ] ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF Arthur Andersen, LLP as the Independent Auditor of the Company for the fiscal year ending December 28, 1997.

          [ ] FOR                 [ ] AGAINST                [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE, FOR THE AMENDMENT TO THE INCENTIVE PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN, LLP AS THE INDEPENDENT AUDITOR OF THE COMPANY. Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.

DATED:   /  , 1997.
Signature:                          Signature if held jointly:
          -------------------------                           ------------------
Title (if applicable):              Title (if applicable):
                      -------------                       ----------------------
(Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 14, 1997
                           SOS STAFFING SERVICES, INC.

                                [GRAPHIC OMITTED]


To the Shareholders of
SOS STAFFING SERVICES, INC.:

     The Annual Meeting of the Shareholders of SOS Staffing Services, Inc. (the "Company") will be held at the Doubltree Hotel, Seminar Theater Room, 255 South West Temple, Salt Lake City, Ut 84101 on Wednesday, May 14, 1997, at 1:30 p.m., Mountain Daylight Time (the "Annual Meeting"). The purpose of the Annual Meeting is to consider and vote upon the following matters, as mor fully described in the accompanying Proxy Statement:

     (i) To elect three directors of the Company, each to serve until the 2000 annual meeting of shareholders and until their respective successors have been duly elected and qualifies;

     (ii) To authorize an amendment to the Company's 1995 Stock Incentive Plan (the "Incentive Plan") to increase the aggregate number of shares available for issuance upon the exercise of options granted under the Incentive Plan to 800,000 shares; and

     (iii) To ratify the appointment of Arthur Andersen, LLP as independent auditors of the Company for the fiscal year ending December 28, 1997;

     (iv) To transact such other business that may properly come before the Annual Meeting or at any adjournment of postponement thereof.

     The Board of Directors has fixed the close of business on March 31, 1997 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        JOHN K. MORRISON
                                        Secretary and General Counsel
April 3, 1997

                                   IMPORTANT

     Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please date, complete, sign and mail the enclosed proxy without delay in the enclosed postage paid envelope. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

                       THIS PAGE INTENTIONALLY LEFT BLANK

                           SOS Staffing Services, Inc.
                             1415 South Main Street
                            Salt Lake City, UT 84115



                                 PROXY STATEMENT


                         Annual Meeting of Shareholders
                                  May 14, 1997



                             SOLICITATION OF PROXIES

This Proxy Statement is being furnished to the shareholders of SOS Staffing Services, Inc., a Utah corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 14, 1997, at 1:30 p.m., Mountain Daylight Time, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about April 3, 1997.

The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by use of the mail, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone or facsimile. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                     VOTING

The Board of Directors has fixed the close of business on Monday, March 31, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding 9,037,820 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

Proxies

         Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR the election of each of the three director nominees; FOR the authorization to amend the Company's 1995 Stock Incentive Plan (the "Incentive Plan") to increase the aggregate number of shares available for issuance upon the exercise of options granted under the Incentive Plan to 800,000 shares; FOR the ratification of the appointment of Arthur Andersen, LLP to be the Company's independent auditor for the fiscal year ending December 28, 1997; and, in the discretion of the proxy holder, as to any other matters which may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, by a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

Vote Required

         A majority of the votes entitled to be cast at the Annual Meeting is required for a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as "represented" for the purpose of determining the presence or absence of a quorum. Under Utah law, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will not have the effect of being considered as votes cast against any matter considered at the Annual Meeting. In the election of directors, the three nominees receiving the highest number of votes will be elected. For approval of the amendment to the Incentive Plan, the votes cast in favor of the proposal must exceed the votes cast against the proposal. For the approval of the proposed ratification of the selection of Arthur Andersen, LLP to be the Company's independent auditor for the 1997 fiscal year, the votes cast in favor of the proposal must exceed the votes cast against the proposal. Holders of shares of Common Stock are entitled to one vote at the Annual Meeting for each share of Common Stock held of record at the Record Date.

                              ELECTION OF DIRECTORS

         At the Annual Meeting, three directors of the Company are to be elected to serve three-year terms expiring at the annual meeting of shareholders to be held in 2000 and until their successors shall be duly elected and qualified. If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors. The three nominees receiving the highest number of votes at the Annual Meeting will be elected.

         In addition to the directors to be elected at the Annual Meeting, the directors named below will continue to serve their respective terms of office as indicated: Richard D. Reinhold and JoAnn W. Wagner are currently serving terms which expire at the annual meeting of the Company's shareholders to be held in 1998. Randolph K. Rolf and Stanley R. de Waal are currently serving terms which expire at the annual meeting of the Company's shareholders to be held in 1999. Brief statements setting forth certain biographical information concerning each of the nominees and continuing directors appear below.

Nominees for Election as Directors

         Certain information with respect to each nominee is set forth below.

         R. Thayne Robson, 67, has been a director of the Company since June 1995. Mr. Robson currently serves as Director of the Utah Bureau of Economic and Business Research, Professor of Management and Research and Professor of Economics for the University of Utah and has done so since 1978. He also currently serves as director for ARUP Alliance, Inc., a medical test laboratory based in Salt Lake City, Utah, a director for Western Mortgage, a Utah corporation engaged in mortgage banking and correspondence, and as trustee for Aquila Rocky Mountain Equity Fund and Tax-Free Fund for Utah, mutual funds managed by Aquila Management Corporation, a New York corporation. Mr. Robson has been and continues to be involved in numerous civic and community endeavors, including serving as a member of the Utah Governor's Economic Coordinating Committee since 1982, trustee of the Salt Lake Convention and Visitors' Bureau since 1984, a special advisor and member of the Executive Committee of the Economic Development Corporation of Utah since 1985, ex-officio director of the Salt Lake Downtown Alliance since 1991, and director of the Community Board of Salt Lake Valley/IHC Hospitals since 1992, and trustee of Crossroads Research Institute, a Utah non-profit research institute, since 1986.

         Howard W. Scott, Jr., 62, joined the Company in February 1994 as Vice President and was appointed as President and Chief Operating Officer in April 1995. Mr. Scott has more than 30 years of experience in the temporary services industry. He served as President of Dunhill Personnel System, Inc. from 1991 to 1994, and as President of CDI Temporary Services, a subsidiary of CDI Corp., from 1978 to 1991. Mr. Scott also served two terms as the President of the National Association of Temporary and Staffing Services ("NATSS") from 1971 to 1973 and, in October of 1993, was awarded its highest honor, the NATSS Leadership Hall of Fame Award. Mr. Scott obtained a B.S. Degree in Journalism from Northwestern University in 1957.

         Richard J. Tripp, 48, has served as Senior Vice Presiden of Administration of the Company since April 1995 and as a director of the Company since 1991. From 1991 to April 1995, Mr. Tripp served as Vice President of Administration of the Company. From 1973 until 1991, Mr. Tripp held a variety of positions with the Company in customer service, and as an office and area manager. Mr. Tripp obtained a B.S. Degree in Psychology from Brigham Young

University in 1973. Mr. Tripp also served two terms as President of the Utah Association of Temporary Services from 1987 to 1989.

Directors Whose Terms of Office Continue

         Certain information with respect to continuing directors is set forth below.

         Richard D. Reinhold, 58, has been Chairman of the Board and Chief Executive Officer since founding the Company in 1973. He also served as President from 1973 to April 1995. Prior to founding the Company, Mr. Reinhold worked for several national temporary service firms, including Greyhound Temporary Services, for which Mr. Reinhold served as Vice President from 1971 to 1973. Mr. Reinhold also served as President of NATSS from 1989 to 1990, and as President of the Utah Association of Temporary Services in 1982 and 1985. Mr. Reinhold obtained a B.S. Degree in Marketing from the University of Kansas in 1960.

         Stanley R. de Waal, 62, was elected a director of the Company in May 1995. Mr. de Waal is currently President and a director of DeWaal Keeler & Co., P.C. a Utah professional corporation of certified public accountants, of which Mr. de Waal was a founder in 1975. Mr. de Waal has been a licensed certified public accountant since 1967. Mr. de Waal also currently serves as a member of the Board of Directors of the Hansen Planetarium, a non-profit organization.

         Randolph K. Rolf, 55, has been a director of the Company since June 1995. Mr. Rolf is currently the Chairman of the Board, President and Chief Executive Officer of Unitog Company ("Unitog"), a public company based in Kansas City, Missouri, which manufactures, sells and rents industrial uniforms. He has served as Chairman of the Board of Unitog since May 1991 and as President and Chief Executive Officer since May 1988.

          JoAnn W. Wagner, 57, has been a director and consultant of the Company since July 1, 1995. Since July 1995, Ms. Wagner has been an independent consultant to the temporary staffing industry. From January 1994 through July 1, 1995, Ms. Wagner was not employed in the temporary staffing business pursuant to the terms of a non-competition agreement between Ms. Wagner and Interim Services, Inc. ("Interim Services"). From January 1991 until January 1994, Ms. Wagner served as the Vice President of Market Development for Interim Services. From November 1987 until January 1991, Ms. Wagner served as the President and a director of Interim Systems Corporation, a publicly traded corporation engaged in the temporary staffing business, which was acquired by H&R Block, Inc. in 1991. Ms. Wagner served as President of NATSS from 1991 to 1992.

Committees, Meetings and Reports

         The Board of Directors has standing Audit and Compensation Committees. The members of the Audit Committee are Stanley R. de Waal (Chairperson), R.

Thayne Robson and JoAnn W. Wagner. The members of the Compensation Committee are JoAnn W. Wagner (Chairperson), R. Thayne Robson and Randolph K. Rolf.

         The Audit Committee met four times during the 1996 fiscal year. The functions of the Audit Committee are: (i) to review and approve the selection of, and all services performed by, the Company's independent auditor; (ii) to review the Company's internal controls; and (iii) to review and report to the Board of Directors with respect to the scope of audit procedures, accounting practices and internal accounting and financial controls of the Company.

         The Compensation Committee met three times during the 1996 fiscal year. The Compensation Committee has oversight responsibility for all executive compensation and benefit programs of the Company. The Compensation Committee reviews and approves all executive compensation and benefit plans, including the Company's Incentive Plan.

         During the fiscal year ended December 29, 1996, there were five meetings held by the Board of Directors. No director attended fewer than 75% of the total number of meetings of the Board of Directors and of the committees on which he or she served.

Director Compensation

         Each non-employee member of the Board of Directors is paid a fee of $1,000 for each board meeting attended. No separate compensation is paid for attendance at committee meetings. All directors are also reimbursed for expenses in connection with attendance at board and committee meetings.

         The Company entered into a one-year consulting agreement with JoAnn Wagner, commencing July 1, 1995. Pursuant to the agreement, Ms. Wagner has assisted and advised the Company with respect to identifying and evaluating potential acquisitions for the Company and negotiating the terms of such acquisitions. Ms. Wagner's compensation under the agreement was $3,500 per month, which included the $1,000 per board meeting fee otherwise payable to Ms. Wagner as a director of the Company. At the conclusion of the initial one-year term of the agreement, the Company and Ms. Wagner agreed to extend the agreement, on the same terms and conditions, provided that the agreement may be terminated by either party upon 30 days written notice.

         Directors of the Company are also eligible to participate in the Incentive Plan. Pursuant to the terms of the Incentive Plan, the Company issued 5,000 incentive stock options to each non-employee director on the effective date of the Company's initial public offering and to JoAnn W. Wagner, who became a director subsequent to the Company's initial public offering. The options, which become exercisable in five equal installments beginning on the date of grant (e.g., 20% became exercisable on the date of grant, an additional 20% become exercisable on the each of the next four anniversaries of the date of grant, etc.), are exercisable at a price equal to the fair market value of a share of Common Stock on the date of grant. Pursuant to the Incentive Plan, on the date of each annual meeting of the Company's shareholders the Company will issue to each non-employee director 1,000 incentive stock options. Accordingly, on May 16, 1996, the date of the Company's 1996 annual meeting of shareholders, the Company issued to each non-employee director 1,000 incentive stock options under the Incentive Plan. The options were fully exercisable upon the date of grant at an exercise price equal to the fair market value of a share of Common Stock on the Date of Grant. Additionally, each non-employee director was issued 5,000 incentive stock options on September 16, 1996. The options, which become exercisable in five equal installments beginning on the date of grant, are exercisable at a price equal to the fair market value of a share of Common Stock on the date of grant.

                               EXECUTIVE OFFICERS

         In addition to Messrs. Reinhold, Scott and Tripp, certain information is furnished with respect to the following executive officers of the Company:

         Gary B. Crook, 44, joined the Company in May 1995 as Chief Financial Officer, Vice President and Treasurer. From October 1993 to December 1994, Mr. Crook served as a consultant to the General Manager and acting Chief Financial Officer of Al Azizia - Panda United, Inc., a corporation located in Riyadh, Saudi Arabia, engaged in the business of grocery retail and distribution. From June 1991 to September 1993, Mr. Crook was the Vice President and Controller for Food-4-Less Supermarkets, Inc. in La Habra, California. From September 1986 to June 1991, Mr. Crook served as a Vice President of Administration and Controller of Alpha Beta Company, a subsidiary of American Stores Company, also in La Habra, California. Mr. Crook obtained a B.S. degree in Business Economics and an M.B.A. degree from the University of Utah.

         W. B. Collings, 57, currently serves the Company as Controller, a position he has held since joining the Company in May 1993, and was appointed Assistant Secretary in April 1995. From March 1991 to May 1993, Mr. Collings was self-employed as an accountant. From October 1978 until March 1991, Mr. Collings served as the Chief Financial Officer of Information Now, Inc., a Utah corporation engaged in developing, installing and supporting computer software. Mr. Collings obtained a B.S. degree in Business Administration from Brigham Young University in 1961, and thereafter completed two additional years of graduate study in accounting.

         John K. Morrison, 34, was appointed the Secretary of the Company in April 1995. He was employed as General Counsel in January 1995. Prior to joining the Company in January 1995, Mr. Morrison was employed as an attorney for the Anti-Discrimination Division of the Utah Industrial Commission from July 1993 through December 1994. From October 1991 to July 1993, Mr. Morrison was engaged in the private practice of law in Salt Lake City, Utah. Mr. Morrison obtained his Juris Doctorate degree in 1991 from the University of Utah. He obtained a B.A. in Political Science and a B.S. in Economics from the University of Utah in 1987.

EXECUTIVE COMPENSATION

         The compensation of Richard D. Reinhold, the Company's Chief Executive Officer, and the other executive officers of the Company whose total cash compensation for the fiscal year ended December 29, 1996 exceeded $100,000 is shown on the following pages in three tables and discussed in a report from the Compensation Committee of the Board of Directors.


Summary Compensation Table

                                                                                  Long Term
                                                                                 Compensation
                                             Annual Compensation                    Awards
                                 Fiscal    Salary(1)  Bonus(2)   Other Annual      Options          All Other
    Name and Position             Year                           Compensation                    Compensation(3)
    -----------------             ----                           ------------                    ---------------
    Richard D. Reinhold           1996     $195,000    $45,825        --              --             $49,098
         Chairman of the          1995      185,090      --           --              --              47,556
         Board and Chief          1994      195,000      --      $786,840(4)          --              48,396
         Executive Officer

    Howard W. Scott, Jr.          1996      190,000    44,650         --            15,000             --
         President and Chief      1995      178,350    19,000         --            25,000             --
         Operating Officer        1994      138,462    10,000         --              --                  500

    Richard J. Tripp              1996      150,000    17,625         --            10,000             2,215
         Senior Vice              1995      150,000    17,500         --            20,000             46,576
         President of             1994      150,000    20,634         --              --               (5)
         Administration                                                                              115,401 (5)


    Gary B. Crook                 1996      100,000    18,500         --            15,000             --
         Chief Financial          1995      46,000     10,000         --            10,000             --
         Officer, Vice            1994        --                      --              --               --
         President and
         Treasurer



(1) Messrs. Reinhold, Scott and Tripp entered into employment agreements effective January 1, 1995 with annualized salaries of $195,000, $190,000 and $150,000 per year respectively.

(2) Includes performance bonuses of $19,000, $7,500, and $10,000 paid in February 1996 to Howard W. Scott, Jr., Richard J. Tripp, and Gary B. Crook, respectively, based on the Company's performance during the 1995 fiscal year. Also includes performance bonuses of $45,825, $44,650, $17,625 and $18,500 paid in February 1997 to Richard D. Reinhold, Howard W. Scott, Jr., Richard J. Tripp, and Gary B. Crook, respectively, based on the Company's performance during the 1996 fiscal year.

(3) Represents matching contributions made by the Company pursuant to the Company's 401(k) plan and premiums paid by the Company pursuant to the Company's split-dollar life insurance plan, as follows: Richard D. Reinhold, 401(k) contributions of $840 for the 1994 fiscal year and insurance premiums of $49,098, $47,556 and $48,396 for the 1996, 1995 and 1994 fiscal years, respectively;  Howard W. Scott,  Jr., 401(k)  contributions of $500 for the 1994 fiscal year; and Richard J. Tripp, 401(k) contribution of $931 for the 1994 fiscal year and insurance premiums of $2,215 for the 1996 fiscal year and $3,993 for each of the 1995 and 1994 fiscal years.

(4) Represents amounts distributed to Mr. Reinhold pursuant to the Company's status as a Subchapter S Corporation.

(5) Includes compensation in the amount of $43,583 deferred from earlier years at Mr. Tripp's request that was paid in the 1995 fiscal year and $110,477 distributed to Mr. Tripp in the 1994 fiscal year in settlement and termination of a change of control and severance agreement between Mr. Tripp and the Company.

Option Grants in Last Fiscal Year

         The following table sets forth the grants of options made by the Company during the fiscal year ended December 29, 1996 to executive officers named in the Summary Compensation Table. As of December 29, 1996, the Company had not granted any stock appreciation rights. All options granted are incentive stock options granted under the Incentive Plan.

                                            Percent of                                Potential Realizable Value at
                                            Total Options                             Assumed Annual Rates of Stock
                                    Granted to                Exercise                Price Appreciation for Option
                                    Options Employees in      or Base    Expiration          Term (in dollars)
        Name                        Granted Fiscal Year       Price         Date        5%                  10%
-----------------------             ------- -----------       -----      ----------   -------            --------

Howard W. Scott, Jr.                15,000     11.3%          $9.50      07/30/06     $89,617            $227,108

Richard J. Tripp                    10,000      7.6%          $9.50      07/30/06     $59,745            $151,406

Gary B. Crook                       15,000     11.3%          $9.50      07/30/06     $89,617            $227,108

Aggregated  Option  Exercises  in Last  Fiscal Year and Fiscal  Year-End  Option
Values

         The following table sets forth the number of unexercised options to acquire shares of Common Stock held on December 29, 1996 and the aggregate value of such options held by the executive officers named in the Summary Compensation Table. The named individuals did not exercise options to acquire shares of Common Stock during the fiscal year ended December 29, 1996. As of December 29, 1996, the Company had not granted any options to acquire shares of Common Stock to Mr. Richard D. Reinhold, the Chief Executive Officer of the Company, nor had the Company granted any stock appreciation rights to Mr. Reinhold or any of the executive officers named below.

                                        Number of                               Value of Unexercised
                                      Unexercised Options                       In-the Money Options at
                                    at December 31, 1995                        at December 27, 1996 (1)
                           ------------------------------------           ----------------------------------

           Name            Exercisable            Unexercisable           Excercisable         Unexercisable

Howard W. Scott, Jr.         12,000                  28,000                 $33,000               $62,000

Richard J. Tripp              9,200                  20,800                 $26,200               $48,800

Gary B. Crook                 6,600                  18,400                 $14,100               $28,400

(1) Reflects the difference between the exercise price of the unexercised options and the market value of shares of the Common Stock on December 27, 1996 (last day of business in fiscal 1996). The last transaction of the Common Stock on December 27, 1996, as reported by NASDAQ, was $10.00 per share.

Employment Agreements

         The Company has entered into employment agreements with Messrs. Reinhold, Scott and Tripp, the terms of which commenced on January 1, 1995 and will expire on the third anniversary thereof. Pursuant to such agreements, the Company has agreed to employ Messrs. Reinhold, Scott and Tripp for the term of their respective agreements in their current positions and duties, which may be modified, however, at the discretion of the Board of Directors. The minimum annual salaries for Messrs. Reinhold, Scott and Tripp under the agreements are:
$195,000, $190,000 and $150,000, respectively. The agreements terminate upon the death or disability of the officer or termination of the officer's employment for cause. The agreements also contain covenants of the officers that, during the term of their employment and continuing for two years after the termination of their employment for any reason, with or without cause, they will not compete with the Company nor disclose or make use of confidential information of the Company. The officers are also subject to the confidentiality and limited non-solicitation agreements executed by the Company's regular employees.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate by reference, in whole or in part, subsequent filings including, without limitation, this Proxy Statement, the following Report of the Compensation Committee and the Performance Graph set forth on page 14 hereof shall not be incorporated by reference in any such filings.

COMPENSATION COMMITTEE REPORT

         General. The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), which is responsible for establishing the policies and amounts of compensation for the Company's executive officers. The Committee, composed of three independent directors, Randolph K. Rolf, R. Thayne Robson and JoAnn W. Wagner, has oversight responsibility for executive compensation and executive benefit programs of the Company, including the Incentive Plan.

         The Committee has responsibility for all compensation matters for the Company's Chief Executive Officer, President, Senior Vice President and Chief Financial Officer (the "Key Executives"). The amount of cash compensation for executive officers other than the Key Executives is determined by the Key Executives subject to the approval of the Committee. The Committee determines the amount of non-cash compensation under the Incentive Plan, as well as any cash bonuses paid to the Key Executives.

         In determining the amount and composition of executive compensation for the Key Executives and administering the Incentive Plan, the Committee is guided by the following fundamental objectives:

i.       Attracting and retaining outstanding executive officers;

ii. Facilitating the acquisition by Key Executives of options to acquire shares of Common Stock and;

iii. Ensuring that a substantial portion of Key Executives' compensation is variable and is tied to quantifiable short-term and long-term measures of the Company's performance.

         The Committee's application of these principles is discussed in greater detail below.

         Key Executive Compensation. Since the formation of the Committee in 1995, Key Executive compensation has consisted of annual salaries established pursuant to employment agreements executed by the Company and certain Key Executives (as described on Page 9, Employment Agreement. CFO's salary has been set by the Committee, but there is no written agreement.), and additional compensation in the form of cash bonuses and stock options as the Committee, in its discretion, awards to the Key Executives. Pursuant to employment agreements entered into between the Company and the Key Executives, the annual salaries of the Key Executives have been fixed contractually at amounts that were deemed competitive for executives with comparable ability and experience, taking into account existing salaries and employment agreements with respect to executives and companies comparable in size and complexity to the Company. Fiscal year-end cash performance bonuses were awarded to the Key Executives in 1997 for 1996 performance, reflecting the Committee's conclusion that the Key Executives played an integral role in the Company's achievement of record sales and earnings in 1996.

         CEO Compensation. Richard D. Reinhold is the Chairman of the Board and Chief Executive Officer of the Company. Mr. Reinhold's compensation is determined pursuant to the principles described above and by the terms of his employment agreement. Following its review of the Company's performance during the 1996 fiscal year, the Committee concluded that Mr. Reinhold's performance in 1996 merited payment of a performance bonus. The Committee believes that Mr. Reinhold's compensation fairly and accurately compensates Mr. Reinhold for his vision and leadership in developing and pursuing new markets for Company services, overseeing the successful acquisition and integration of several staffing service companies and leading the Company.

         Cash Bonus Awards. In February 1996, the Compensation Committee adopted a Long-Term Bonus Plan for the Key Executives of the Company (the "Bonus Plan"). In addition, W. B. Collings, the Company's Assistant Secretary and Controller, and John K. Morrison, the Company's Secretary and General Counsel, are eligible to participate in the Bonus Plan. The Plan is separated into two distinct bonuses. The short-term portion of the bonus is based on the percentage increase of earnings per share on an annual basis. Under the 1996 Plan, the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer are entitled to a maximum bonus of 20% (10% for the Senior Vice President and other executive officers) of their salary. The percentage paid is based on a formula implemented by the Compensation Committee. The Company must achieve an annual increase of at least 20% in earnings per share before the short-term portion of the Bonus Plan bonus is paid.

         The second portion of the 1996 bonus plan is based on the long-term performance of the Company. Key Executives are eligible to receive an annual cash bonus based on a three-year moving average of internal growth. The Chief Executive Officer, Chief Operating Officer and Chief Financial Officer are eligible to receive an annual cash bonus of up to 20% (10% for the Senior Vice Present and other executive officers) of their annual base salaries based upon the Company's achievement of long-term internal growth objectives established by the Committee. The minimum annual internal growth rate upon which the long-term portion of the Bonus Plan will be paid is 15%. No bonus will be paid under the long-term Bonus Plan until the conclusion of the Company's 1998 fiscal year.

         If the Company fails to meet the minimum objectives described above, the Key Executives and other participants in the Bonus Plan will be ineligible to receive bonus payments based upon the portion of the Bonus Plan for which the minimum objective was not met. The Committee's goal in establishing the Bonus Plan is to tie Key Executive performance bonuses to the Company's achievement of its goals of earnings per share and internal growth. The use of a three-year average to assess the Company's internal growth is designed to create incentive for Key Executives to stay with the Company on a long-term basis and to make decisions that benefit the long-term financial condition of the Company.

         In November 1996, the Compensation Committee amended the terms of the Bonus Plan with respect to some of the Key Executives of the Company. The Amendment to the Bonus Plan will be effective for the 1997 fiscal year. The Compensation Committee amended the Bonus Plan by increasing the percent of base salary for the bonus. The maximum amount that the Chief Executive Officer and Chief Operating Officer are eligible to receive was raised from 20% to 30% of their annual base salaries, for both the earning per share portion and the internal growth portion of the Plan. The bonus amount for the Chief Financial Officer was not changed. The bonus amount for the Senior Vice President and other executive officers was raised from 10% to 15% of their annual base salaries for both portions of the Plan.

         In February 1997, the Compensation Committee awarded to each of the Key Executives and other executive officers participating in the Bonus Plan a discretionary one-time bonus payment in an amount equal to one-half of the difference between the amount payable to such officers under the Bonus Plan prior to the November 1996 amendment and the amount payable to such officers after giving effect to the amendment. The Committee also set criteria to pay the remainder of the difference between the pre-amendment and post-amendment calculations based on the Company's performance during the first half of the 1997 fiscal year.

         Incentive Plan. The Company believes it is essential for all executive officers of the Company to receive stock options under the Incentive Plan, thereby aligning the long-term interests of the Company's executive officers with those of the Company's shareholders. The Company adopted the Incentive Plan in 1995, charging the Committee with responsibility for its administration. In 1996, the Committee granted options representing 40,000 shares of Common Stock to Key Executives. Other executive officers were granted options to acquire 4,500 shares. These options vest over a five-year period and expire ten years from the grant date. If an executive officer's employment terminates prior to the applicable vesting date, the officer generally forfeits all options that have not yet vested. The Committee believes that the grant of these options to executive officers is highly desirable, because it motivates these officers to continue their employment with the Company and creates strong incentives to maximize the growth and profitability of the Company. As of December 29, 1996, executive officers (including the Key Executives) held options to purchase an aggregate of 107,000 shares of Common Stock granted pursuant to the Incentive Plan since its inception in 1995.

         Other Compensation Plans. The Company has a number of other broad-based employee benefit plans in which the executive officers of the Company participate on the same terms as other Company employees meeting the eligibility requirements, subject to any legal limitations on the amounts that may be contributed to or benefits payable under the plans. These include:

i. The Company's cafeteria plan administered pursuant to Section 125 of the Internal Revenue Code of 1996, as amended (the "Code");

ii. The Company's 401(k) plan, pursuant to which the Company makes discretionary matching contributions. The Key Executives and the other highly compensated executive officers of the Company are not entitled to matching contributions from the Company.

iii. Effective January 1, 1997, the Company adopted a non-qualified deferred compensation plan for Key Executives, other executive officers and other key employees of the Company. Historically, highly compensated employees have not been able to effectively participate in the Company's 401(k) plan. The Company adopted the plan to enable its key employees to have an effective alternative for retirement savings. The Company may at its discretion make matching contributions to the plan.

         Executive Compensation Philosophy. The Committee believes the Company's executive compensation program has enabled the Company to attract, motivate and retain senior management by providing competitive total compensation opportunity based on performance. Competitive base salaries that reflect each individual's level of responsibility and annual variable performance-based cash incentive awards are important elements of the Company's cash compensation philosophy. The Committee also believes the grant of options under the Incentive Plan not only aligns interests of the executive officers with shareholders but creates a competitive advantage for the Company as well. The Committee believes the Company's executive compensation program strikes an appropriate balance between short- and long-term performance objectives.

                                        Respectfully submitted,



                                        JoAnn W. Wagner, Chairperson
                                        R. Thayne Robson
                                        Randolph K. Rolf

PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative shareholder return for the Common Stock for the period beginning June 30, 1995 (the date of the Company's initial public offering) and ending December 31, 1996, as well as the cumulative total return for the NASDAQ Composite Index and a Peer Group Index for the same period.

         The Peer Group Index is a staffing services composite index comprised of fourteen publicly traded staffing companies and published by the Staffing Industry Report, an industry trade publication. In the Company's proxy materials distributed in connection with the Company's 1996 Annual Meeting, the Company presented a peer group index reflecting the cumulative shareholder return of five other publicly traded staffing services companies, namely Career Horizons, Inc.; Interim Services, Inc.; Norrell, Inc.; Personnel Management, Inc.; and Labor Ready, Inc. During 1996, Career Horizons, Inc., one of the staffing services companies whose shareholder return was reflected in the Company's 1995 peer group index, merged with AccuStaff, Inc. As a result of that business combination, the Company concluded that a peer group index drawn from the four remaining companies might provide an insufficient basis for comparison of the Company's performance. Accordingly, the Company has elected to present the peer group index prepared by the Staffing Industry Report, which the Company believes will serve as a better basis for comparison in the future.

         The performance graph assumes that $100 was invested at the market close on June 30, 1995 and that dividends, if any, were reinvested for all companies, including those on the NASDAQ Composite index and the Peer Group Index.

     The stock price performance shown on this graph is not indicative of future price performance of the Common Stock.

                               [GRAPHIC OMITTED]




Total Return Analysis          6/30/95     9/30/95    12/29/95     3/29/96     6/28/96      9/30/96    12/31/96
----------------------------------------------------------------------------------------------------------------
--------------------------- ----------- ----------- ----------- ----------- ----------- ------------ -----------
SOS Staffing Services            $ 100    $ 122.22    $ 138.84     $164.66    $ 177.68     $ 166.58    $ 155.49
--------------------------- ----------- ----------- ----------- ----------- ----------- ------------ -----------
--------------------------- ----------- ----------- ----------- ----------- ----------- ------------ -----------
Staffing Industry                $ 100    $ 114.16    $ 114.67    $ 206.41    $ 237.37     $ 235.31    $ 214.13
--------------------------- ----------- ----------- ----------- ----------- ----------- ------------ -----------
--------------------------- ----------- ----------- ----------- ----------- ----------- ------------ -----------
Nasdaq Composite (US)            $ 100    $ 111.60    $ 112.50    $ 117.78    $ 126.73     $ 131.17    $ 137.99
--------------------------- ----------- ----------- ----------- ----------- ----------- ------------ -----------

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth information as of December 29, 1996 with respect to the beneficial ownership of shares of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, by each director, by each executive officer named in the Summary Compensation Table and by all directors and officers as a group. Unless noted otherwise, each person named below has sole voting and investment power with respect to the shares indicated. The percentages set forth below have been computed without taking into account treasury shares held by the Company and are based on 8,706,020 shares of Common Stock outstanding as of December 29, 1996:

                                    Beneficial Ownership as of December 29, 1996
                                       Number of Shares     Percentage of Class
Richard D. Reinhold                    3,835,500 (1)                 44.1%
         1415 South Main Street
         Salt Lake City, UT  84115
Sandra E. Reinhold                     3,835,500 (1)                 44.1%
         1415 South Main Street
         Salt Lake City, UT  84115
Richard J. Tripp                        13,243.21 (2)                *
Howard W. Scott, Jr.                    12,600 (2)                   *
Randolph K. Rolf                         9,000 (2)(3)                *
Gary B. Crook                            8,899.18 (2)                *
Stanley R. de Waal                       5,000 (2)(4)                *
JoAnn W. Wagner                          4,500 (2)                   *
R. Thayne Robson                         4,000 (2)                   *

All officers and
directors as a group (ten persons)   3,896,540 (2)                   44.8%
*  Less than one percent of outstanding shares

(1) Of the shares reflected as beneficially owned by Richard D. Reinhold and Sandra E. Reinhold, 1,875,250 shares are held of record by Richard D. Reinhold, 1,880,250 shares are held of record by Sandra E. Reinhold and 80,000 shares are held of record by Reinhold Limited, a family limited partnership of which Richard D. Reinhold and Sandra E. Reinhold are general partners.

(2) The amounts indicated include shares subject to options currently exercisable held by the following persons in the following amounts, Richard J. Tripp, 9,200 shares; Howard W. Scott, Jr., 12,000 shares; Randolph K. Rolf, 4,000 shares; Gary B. Crook, 6,600 shares; Stanley R. de Waal, 4,000 shares;

JoAnn W. Wagner, 4,000 shares; R. Thayne Robson, 3,000 shares; and all officers and directors as a group, 46,400 shares. The amounts also include shares of Company stock held in the Company's 401(k) plan by the following persons in the following amounts: Richard J. Tripp, 43.21 shares and Gary B. Crook, 2,299.18 shares. The shares are fractional amounts held based on the market price of the Company's stock on December 31, 1996.

(3) The share amounts indicated for Randolph K. Rolf include 5,000 shares owned of record by the Randolph K. Rolf Trust.

(4) The share amounts indicated for Stanley R. de Waal include 1,000 shares owned of record by Mr. de Waal's wife.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company currently leases its corporate office building from Reed F. Reinhold, Rand F. Reinhold, Rena R. Qualls and Robb F. Reinhold, the adult children of Richard D. and Sandra E. Reinhold, pursuant to a lease agreement which expires in March 2005 with a ten year renewal option in favor of the Company. The lease, which was amended as of January 1995 to include additional space, provides for future minimum annual lease payments amounting to approximately $77,000. The Company paid approximately $76,800 to Reed F. Reinhold, Rand F. Reinhold, Rena R. Qualls and Robb F. Reinhold in rental payments under the lease during the fiscal year ended December 29, 1996. The Company believes that the terms of the lease are at least as favorable as the terms that could have been obtained from an unaffiliated third party in a similar transaction.

         The Company has entered into a franchise agreement effective as of January 1995 with TSI of Utah, Inc. ("TSI"), a company owned by Reed F. Reinhold, a son of Richard D. and Sandra E. Reinhold, which provides industrial temporary staffing services. Pursuant to the agreement, TSI has acquired the right to operate a temporary service business in a designated market area under the name "TSI Temporary Services" and to utilize the Company's methods, procedures, standards and specifications in operation of such business. In consideration of such rights, TSI pays to the Company a portion of the gross margin derived from the operation of such business. Under the agreement, the Company funds a payroll bank account from which TSI pays the wages of temporary employees. TSI invoices its clients directly for all services performed, and the clients are instructed to remit payment therefor directly to the Company. As of December 29, 1996, the Company had receivables due from TSI of approximately $462,370, which were secured by outstanding receivables of TSI of approximately $472,000. During fiscal year 1996, the Company recorded service fee revenues of approximately $126,000 relating to the agreement. The Company has a right of first refusal with respect to any transfer by TSI of an ownership interest in TSI and an option to purchase TSI's assets upon termination or expiration of the franchise agreement for any reason. The Company believes that the terms of the franchise agreement are at least as favorable as the terms that could have been obtained from an unaffiliated third party in a similar transaction.

         Effective January 1, 1996, the Company entered into a contract with the Rand Group, Inc. ("Rand Group"), a company incorporated and owned by Rand F. Reinhold, a son of Richard D. and Sandra E. Reinhold, to sell the Travel Plus division of the Company to the Rand Group. The Travel Plus division of the Company had been operating at a loss. The assets sold consisted primarily of sales material, customer information and existing goodwill. The purchase price of the sale was $20,000 in incentive travel to be used by the Company in its 1996 sales contest. The Company will also receive travel discounts of five percent on future travel in connection with its travel program for staff and temporary employees. The agreement also included a sublease of a certain portion of the premises on a month to month basis with rent of $500 per month, which was terminated in 1996. The Company believes that the terms of this transaction were at least as favorable as the terms that could have been obtained from an unaffiliated third party in a similar transaction.

         On or about January 1, 1989, the Company entered into a change of control and severance agreement (the "Tripp Agreement") with Richard J. Tripp. In March 1995, the Company and Mr. Tripp amended the Tripp Agreement which settled all claims of Mr. Tripp and the Company with respect to the Tripp Agreement, subject to the Company's payment of the following amounts. In March 1995, Mr. Tripp was paid the sum of $110,477 as a distribution of the vested portion of the Tripp Agreement. A remaining balance of $63,735 will continue to vest at a rate of ten percent per year for ten years. Unpaid amounts payable pursuant to the termination of the Tripp Agreement will, upon vesting, be payable upon the earlier of Mr. Tripp's termination of employment, achieving age 59 or retirement.

                          RATIFICATION OF AMENDMENT TO
                               THE INCENTIVE PLAN

         The Board of Directors has recommended that the shareholders of the Company approve an Amendment to the Incentive Plan to increase the maximum number of shares available for issuance under the Incentive Plan from the existing level of 400,000 shares to 800,00 shares.

         The following description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan.

         Since the inception of the Incentive Plan the Company has granted options to purchase 305,200 shares of Common Stock. Of these grants, 7,040 options have been forfeited, leaving options to purchase 298,160 shares currently outstanding. The total number of shares of Common Stock currently available for issuance upon the exercise of options granted under the Incentive Plan is 101,840 shares. Of the options granted, options for 107,000 shares of Common Stock have been granted to executive officers of the Company. Options to purchase 44,000 shares have been granted to outside directors of the Company. Options for an additional 67,000 shares of Common Stock, or 22% of the shares subject to options granted, have been used to retain key management and key employees of certain acquisitions of the Company. The remainder of the options granted have been to key employees of the Company.

         The Company believes that the ability to grant options to purchase shares of the Common Stock is desirable to retain key executive officers, key employees, and is a very effective tool in negotiating the retention of key management and employees in certain acquisitions. Though the Company has no specific intent to grant any specific number of options at this time, the total number of shares of Common Stock subject to options available for grant is 101,840 shares. Based on the Company's historical use of options under the Incentive Plan, the Board of Directors feels it is desirable at this time to authorize additional shares to be available for option grants.

The Board of Directors recommends that the shareholders of the Company vote FOR the proposal to approve the Amendment to the Incentive Plan.

Description of the Incentive Plan

         Purpose. The purpose of the Incentive Plan is to promote the long-term success of the Company and the creation of incremental shareholder value by (a) encouraging directors and key employees of the Company and its subsidiaries to focus on critical long-range objectives, (b) encouraging the attraction and retention of key employees and directors with exceptional qualifications, and
(c) linking the interests of key employees and directors of the Company directly to shareholder interests through increased stock ownership.

         Administration. The Incentive Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). Except as contemplated under the Formula Plan described below, the Committee will select the directors and key employees who are to receive awards under the Incentive Plan, determine the amount, vesting requirements and other conditions of such awards, interpret the Incentive Plan, execute agreements setting forth the terms of such awards (each, a "Stock Award Agreement") and make all other decisions relating to the operation of the Incentive Plan.

         Duration of the Incentive Plan. The Incentive Plan became effective on May 4, 1995 and will remain in effect until terminated by the Board of Directors, except that no Incentive Option (as defined below) may be granted under the Incentive Plan after May 3, 2005. Notwithstanding the termination of the Incentive Plan, the Incentive Plan will continue in effect after such termination for purposes of the administration of any award granted at the effective date of the termination of the Incentive Plan.

         Shares Subject to the Incentive Plan. The Incentive Plan provides for the issuance of Incentive Stock Options (the "Incentive Options"), as that term is defined in Section 422 of the Code, non-qualified stock options which are not governed by the provisions of Section 422 of the Code ("Non-qualified Options") for shares of Common Stock (the Incentive Options and the Non-qualified Options may be referred to collectively as the "Options"), certain corresponding stock appreciation rights ("SARs"), restricted shares of Common Stock ("Restricted Shares") and Stock Units (as defined below) or any combination thereof (the various awards are referred to collectively as the "Awards"). The aggregate number of Options, Restricted Shares and Stock Units that may be awarded under the Incentive Plan is currently 400,000, and the maximum number of Options, Restricted Shares and Stock Units that may be awarded to a single participant in any calendar year is 50,000. If any Options, Restricted Shares or Stock Units are forfeited or if any Option terminates for any reason before being exercised, such Options, Restricted Shares or Stock Units will again become available for Awards under the Plan. However, if any Options are surrendered because corresponding SARs are exercised, such Options will not become available again for Awards under the Incentive Plan. Any shares of Common Stock issued pursuant to the Incentive Plan may be authorized but unissued shares or treasury shares. Shares of Common Stock to be issued upon the exercise of Awards granted pursuant to the Incentive Plan have been registered with the Securities and Exchange Commission (the "Commission") under a Registration Statement on Form S-8, on file with the Commission. On March 3, 1997, the closing price of the Common Stock, as reported on the Nasdaq National Market, was 12.125.

         In the  event of a  subdivision  of the  outstanding  shares  of Common
Stock, a declaration of a dividend payable in shares of Common Stock, a declaration of a dividend payable in a form other than shares of Common Stock in an amount that has a material effect on the price of the shares of Common Stock, a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock, a recapitalization or similar occurrence (the occurrence of each of which may be referred to as a "Capital Change"), the Committee will make appropriate adjustments in the number of Options, Restricted Shares and Stock Units available for future Awards under the Incentive Plan.

         Eligibility. Awards may be granted only to directors of the Company and employees of the Company and its subsidiaries that the Committee, in its discretion, determines to be key employees (the "Key Employees"). Directors who are not employees of the Company, including members of the Committee, are eligible to participate in the Incentive Plan through the Formula Plan described below.

         Options. The Committee, in its discretion, may grant both Incentive Options and Non-qualified Options from time to time. The Committee has complete authority, subject to the terms of the Incentive Plan, to determine the persons to whom and the time or times at which grants of Options will be made. The Incentive Plan provides that the exercise price of Options, restrictions upon the exercise of Options and restrictions on the transferability of shares issued upon the exercise of Options, will be determined by the Committee in its sole discretion, except that (i) the exercise price of any Incentive Option will not be less than the fair market value of a share of Common Stock as of the date of the grant, and (ii) in the case of an Incentive Option granted to any individual who, at the time that the Incentive Option is granted, owns more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries (a "Restricted Shareholder"), the exercise price of such Incentive Option will not be less than 110% of the fair market value, determined pursuant to the Incentive Plan, of a share of Common Stock as of the date on which the Option is granted. The Committee, in its sole discretion, will determine the time or times when each Option vests and becomes exercisable. The term of an Incentive Option, however, may not be more than ten years from the date of grant and the term of any Incentive Option granted to a Restricted Shareholder may not be more than five years from the date of grant. During the lifetime of the employee receiving the Option (the "Optionee"), the Option will be exercisable only by the Optionee and will not be assignable or transferable. Each Option will become exercisable in such installments, at such time or times, and is subject to such conditions, as the Committee, in its discretion, may determine at or before the time the Option is granted. The Committee may provide for the accelerated exercisability of an Option in the event of the death, disability or retirement of the Optionee. Unless otherwise provided by the Committee, all Options will terminate one year after the termination of the employment (in the case of a Key Employee) or service (in the case of a director) of an Optionee, unless the Optionee's employment or service was terminated for cause, as defined in the Incentive Plan, in which event the Options will immediately terminate upon the termination of such Optionee's employment.

         Payment. The exercise price of Options granted under the Incentive Plan will be payable at the time of exercise in cash or, in the discretion of the Committee, in shares of Common Stock or other forms approved by the Committee. In the case of an Incentive Option, payment will be made only pursuant to the express provisions with regard to exercise that the Committee determines to include in the applicable Stock Award Agreement. Any payment method approved by the Committee must be consistent with applicable law, regulations and rules as well as the terms and conditions of the Incentive Plan.

         Stock Appreciation Rights. In connection with the grant of any Option, the Committee, in its discretion, may also grant an SAR, which will relate to a specific Option granted to the Optionee. Such SAR will entitle the Optionee to surrender to the Company, unexercised, all or any part of that portion of the Option which then is exercisable and to receive from the Company an amount equal to the difference between the aggregate exercise price of the shares of Common Stock subject to the Option and the fair market value, as determined under the Incentive Plan, of such shares on the date of such exercise. Payment by the Company of any amount owing pursuant to the exercise of an SAR may be made in shares of Common Stock, cash, or any combination of cash and shares, as determined in the discretion of the Committee. The determination of the Committee to include an SAR in an Incentive Option may be made only at the time of the grant of the Incentive Option. The Committee may include an SAR in a Non-qualified Option at the time of the grant, and any time thereafter until six months before the expiration of the Non-qualified Option.

         An SAR may be exercised only to the extent the Option to which it is applicable is exercisable and may not be exercised unless both the SAR and the related Option have been outstanding for more than six months. If, on the date an Option expires, the exercise price of the Option is less than the fair market value of the shares of Common Stock on such date, then any SARs included in such Option will automatically be deemed to be exercised as of such date with respect to any portion of such Option that has not been exercised or surrendered.

         Restricted Shares. The Committee may grant shares of Common Stock, which are subject to vesting conditions as an Award under the Incentive Plan (the "Restricted Shares"). The award of Restricted Shares may be made at any time and for any year of the Incentive Plan. The Restricted Shares will become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. The Committee will select the vesting conditions, which may be based upon the recipient's service and/or performance, the Company's performance, or such other criteria as the Committee may adopt. The Stock Award Agreement may also provide for accelerated vesting in the event of the recipient's death, disability or retirement. A recipient of Restricted Shares, as a condition to the grant of such Restricted Shares, may be required to pay the Company, in cash, an amount equal to the par value of the Restricted Shares. The holders of Restricted Shares will have the same voting, dividend and other rights as the Company's other shareholders.

         Stock Units. A Stock Unit is an unfunded and unsecured bookkeeping entry representing the equivalent of one share of Common Stock which is subject to certain vesting conditions (a "Stock Unit"). Holders of Stock Units have no voting rights or other rights of a shareholder, but are entitled to receive "Dividend Equivalents" in an amount equal to the amount of cash dividends paid on the number of shares of Common Stock represented by the Stock Units while the Stock Units are outstanding. Stock Units and corresponding Dividend Equivalents will be settled at a time determined by the Committee and may be paid, in the discretion of the Committee, in the form of cash, shares of Common Stock or a combination thereof.

         Stock Units may be awarded in combination with Restricted Shares or Non-qualified Options, and the Committee may provide that the Stock Units will be forfeited in the event that the related Non-qualified Options are exercised. No cash consideration will be required for an award of a Stock Unit. The Committee may grant Stock Units at anytime during the term of the Incentive Plan. The Committee will, in its sole discretion, select the vesting conditions for each award of a Stock Unit. The vesting conditions may be based upon the recipient's service or performance, the Company's performance, or such other criteria that the Committee may adopt.

         Formula Awards. Directors of the Company who are not employees of the Company ("Non-Employee Directors") are eligible to participate in the Incentive Plan based upon a formula that determines the amount, terms and timing of Awards using objective criteria (the "Formula Plan"). The Formula Plan provides for the grant of 5,000 Non-qualified Options to each Non-Employee Director serving on the effective date of the Company's initial public offering and to each Non-Employee Director becoming a director thereafter (each such grant, an "Initial Grant"). In addition, 1,000 Non-qualified Options will be granted automatically each year on the date of the Company's annual meeting of shareholders (each, an "Annual Grant") to each individual who is elected to serve or continues to serve as a Non-Employee Director following such Annual Meeting (except any Non-Employee Director receiving an Initial Grant in connection with such Annual Meeting).

         Non-qualified Options which are part of an Initial Grant vest and become exercisable in five equal installments beginning on the date of grant (e.g., 20% become exercisable on the date of grant, an additional 20% become exercisable on the first anniversary of the date of grant, etc.). Non-qualified Options which are part of an Annual Grant will be fully vested and exercisable on the date of grant and will not be subject to the vesting schedule described above. The exercise price of shares of Common Stock subject to Formula Awards will be equal to the fair market value of such shares on the date the Formula Award is granted.

         Formula Awards expire five years from the date of grant and may be terminated earlier as follows: (i) if a Non-Employee Director's service terminates for any reason other than Cause, the Non-Employee Director may for a period of one year after such termination exercise his or her Formula Awards to the extent that such Formula Awards or portion thereof were vested and exercisable as of the date the Non-Employee Director's service terminated, after which the unexercised portion of any Formula Award will automatically terminate in full, and (ii) if a Non-Employee Director's service terminates for Cause, the unexercised portion of any Formula Awards granted to the Non-Employee Director shall immediately terminate in full and no rights or Option thereunder may be exercised. Neither the Formula Plan, nor the granting of a Formula Award, nor any other action taken pursuant to the Formula Plan will constitute or be evidence of any agreement or understanding that a Non-Employee Director has a right to continue as a director for any period of time or at any particular rate of compensation.

         Amendments to Incentive Plan. The Board of Directors may, at any time and for any reason, amend or terminate the Incentive Plan. Any amendment to the Incentive Plan, however, will be subject to the approval of the Company's shareholders to the extent required by applicable laws, regulations or rules. No amendment, suspension or termination of the Incentive Plan will affect an Award granted on or at the effective date of such amendment.

         General Provisions. Neither the Incentive Plan nor the grant of any Award thereunder will be deemed to give any individual the right to remain employed by the Company. The Incentive Plan will not inhibit the Company's ability to terminate or modify the terms of the employment of any employee at anytime, with or without cause. Participants in the Incentive Plan will have no rights with respect to dividends, voting or any other privileges accorded to the Company's shareholders at the issuance of stock certificates for shares of Common Stock. Recipients of Options under the Incentive Plan will have no obligation to exercise such Options. Participants in the Incentive Plan will not have any right or interest under the Plan in any Option or shares of Common Stock prior to the grant of an Option, Restricted Share or Stock Unit to such participant.

Federal Income Tax Consequences

         The following tax discussion is a brief summary of federal income tax law applicable to the Incentive Plan. The discussion is intended solely for general information and omits certain information which does not apply generally to all participants in the Incentive Plan.

         Initial Grant of Options and Stock Appreciation Rights. A recipient of Options, whether Non-qualified Options or Incentive Options, or SARs incurs no income tax liability, and the Company obtains no deduction, from the grant of Options or SARs.

         Incentive Options. The holder of an Incentive Option will not be subject to federal income tax upon the exercise of the Incentive Option, and the Company will not be entitled to a tax deduction by reason of such exercise, provided that the holder is still employed by the Company (or terminated employment no longer than three months before the exercise date). Additional exceptions to this exercise timing requirement apply upon the death or disability of the Optionee. A sale of the shares of Common Stock received upon the exercise of an Incentive Option which occurs both more than one year after the exercise of the Incentive Option and more than two years after the grant of the Incentive Option will result in the realization of long-term capital gain or loss to the Optionee in the amount of the difference between the amount realized on the sale and the exercise price for such shares. Generally, upon a sale or disposition of the shares prior to the foregoing holding requirements (referred to as a "disqualifying disposition"), the Optionee will recognize ordinary compensation income, and the Company will receive a corresponding deduction, equal to the lesser of (i) the excess of the fair market value of the shares on the date of transfer to the Optionee over the exercise price, or (ii) the excess of the amount realized on the disposition over the exercise price.

Proposed Amendment

         Currently, the Incentive Plan provides that the aggregate number of Options, Restrictive Shares, Stock Units and SARs that may be awarded under the Incentive Plan shall not exceed 400,000. As of March 1, 1997, the committee had granted Options relating to an aggregate of 305,200 shares of Common Stock, but had not granted any Restricted Shares, Stock Units or SARs. Of the Options granted, Options to purchase 7,040 shares of Common Stock had been forfeited, leaving 101,840 Options, Restricted Shares, Stock Units and SARs available to be awarded under the Incentive Plan. Following a review of the Awards made under the Incentive Plan to date and the Awards which the Board of Directors believes should be granted in order to achieve the Incentive Plan's stated purposes, the Board of Directors has determined that the number of Options, Restricted Shares, Stock Units and SARs currently permitted under the Incentive Plan is insufficient to achieve the purposes of the Incentive Plan. Based upon that determination, the Board of Directors has adopted, and is submitting to the shareholders of the Company for their approval at the Annual Meeting, the amendment described below, which provides for an increase in the aggregate number of Options, Restricted Shares, Stock Units and SARs that may be granted under the Plan from 400,000 to 800,000 Options, Restricted Shares, Stock Units and SARs. The Board of Directors believes that the best interest of the Company will be served by increasing the number of Awards available to be granted under the Plan.

         Approval of the purposed amendment to increase the number of shares of Common Stock available for issuance under the Incentive Plan (the "Amendment") requires that the number of votes cast in favor of the Amendment of the Annual

Meeting exceed the number of votes cast in opposition to the Amendment. Approval of the Amendment will not result directly in the grant of any Awards to the executive officers, directors or employees of the Company. Approval will, however, increase the number of Options, Restricted Shares, Stock Units and SARs that may be granted to the directors of the Company and the Key Employees. If the Amendment is not approved by the shareholders of the Company, the Incentive Plan will continue in effect as amended on September 16, 1996.

Certain Interests of Directors

         In considering the recommendation of the Board of Directors with respect to the Amendment, shareholders should be aware that the members of the Board of Directors may have conflicts of interest in connection with such proposal. As discussed above, all current directors of the Company are eligible to participate in the Incentive Plan.

         The Board of Directors recognizes that adoption of the proposed amendment to the Incentive Plan may benefit individual directors of the Company and their successors, but it believes that approval of the Amendment will strengthen the Company's ability to continue to attract, motivate and retain qualified employees, officers and directors. Furthermore, the Board of Directors believes that approval of the Amendment will advance the interests of the Company and its shareholders by encouraging the Company's directors and the Key Employees to make significant contributions to the long-term success of the Company. The Board of Directors believes that the amendment is in the best interest of the Company and its shareholders, and therefore, unanimously recommends a vote FOR the proposal to approve the Amendment. In considering the foregoing recommendation of the Board of Directors, shareholders of the Company should be aware that the current members of the Board of Directors owned, in the aggregate, approximately 44.6% of the shares of the Common Stock outstanding as of December 29, 1996. See "Principal Holders of Voting Securities."

                      RATIFICATION OF SELECTION OF AUDITOR

         The Audit Committee of the Board of Directors has recommended, and the Board of Directors has selected, the firm of Arthur Andersen, LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending December 28, 1997, subject to ratification by the shareholders of the Company. Arthur Andersen, LLP has acted as independent auditor for the Company since 1995. The Board of Directors anticipates that one or more representatives of Arthur Andersen, LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         The  Board  of  Directors   recommends  that   shareholders   vote  FOR
ratification of the appointment of Arthur Andersen, LLP as the Company's independent auditor.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. If, however, any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.


                            PROPOSALS OF SHAREHOLDERS

         Proposals which shareholders intend to present at the Annual Meeting of Shareholders of the Company to be held in the 1998 calendar year must be received by John K. Morrison, Secretary and General Counsel of the Company, at the Company's executive offices (1415 South Main Street, Salt Lake City, Utah, 84115) no later than December 5, 1997.

                             ADDITIONAL INFORMATION

         The Company will provide, without charge to any person from whom a proxy is solicited by the Board of Directors, upon written request of such person, a copy of the Company's 1996 Annual Report on Form 10-K, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Securities and Exchange Commission. Written requests for such information should be directed to:

         SOS Staffing Services, Inc.
         Investor Relations Department
         1415 South Main Street
         Salt Lake City, UT  84115